Exhibit 4.3
NINETEENTH SUPPLEMENTAL INDENTURE
(7 3/8% Senior Notes due 2016)
     Nineteenth Supplemental Indenture (this “Supplemental Indenture”), dated as of June 14, 2007, among the entities listed on Schedule I attached hereto (the “Guaranteeing Subsidiaries”), each being a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Tenth Supplemental Indenture dated as of October 12, 2006 to the Indenture dated as of March 19, 2004, (the “Base Indenture,” and, together with the Tenth Supplemental Indenture, the “Indenture”) providing for the issuance of an unlimited amount of 7 3/8% Senior Notes due 2016 (the “Notes”); as supplemented by the Thirteenth Supplemental Indenture, dated as of November 10, 2006, and the Sixteenth Supplemental Indenture, dated as of January 31, 2007; and
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental Indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees as follows:
(a)	Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.
(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)	The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Tenth Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Tenth Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)	Pursuant to Section 9.04 of the Tenth Supplemental Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 9 of the Tenth Supplemental Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
     3. Execution and Delivery. Each of the Guaranteeing Subsidiaries agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
     4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.
(a)	The Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:
(i)	subject to Section 9.04 of the Tenth Supplemental Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists.
(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles 4 and 5 of the Tenth Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

5.	Releases.

(a)	In the event of (i) the release or discharge of the Guarantee of the Credit Agreement by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee or (ii) a sale or other disposition by way of such a merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee.

(b)	Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 9 of the Tenth Supplemental Indenture.
     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
     7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: June 14, 2007
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Marigold Energy, LLC
Patriot Coal Sales LLC
Patriot Leasing Company LLC

By:	/s/ Walter L. Hawkins, Jr.

Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer

Peabody Energy Corporation

By:	/s/ Walter L. Hawkins, Jr.

Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer
EXISTING SUBSIDIARY GUARANTORS:
Affinity Mining Company
American Land Development, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
Appalachia Mine Services, LLC
Appalachian Basin Oil & Gas, LLC
Arclar Company, LLC
Arid Operations Inc.
Beaver Dam Coal Company, LLC
      f/k/a Beaver Dam Coal Company
Big Ridge, Inc.
Big Sky Coal Company
Black Beauty Coal Company, LLC
Black Hills Mining Company, LLC
Black Stallion Coal Company, LLC
Black Walnut Coal Company
Bluegrass Mine Services, LLC
BTU Empire Corporation
BTU Western Resources, Inc.
Caballo Coal Company
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Central States Coal Reserves of Kentucky, LLC

Charles Coal Company, LLC
Cleaton Coal Company
Coal Properties, LLC
Coal Reserve Holding Limited Liability Company No. 1
Coal Reserve Holding Limited Liability Company No. 2
COALSALES, LLC
COALSALES II, LLC
COALTRADE International, LLC
COALTRADE, LLC
Colony Bay Coal Company
Colorado Coal Resources, LLC
Colorado Yampa Coal Company
Cook Mountain Coal Company, LLC
Cottonwood Land Company
Coulterville Coal Company, LLC
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dixon Mining Company, LLC
Dodge Hill Holding JV, LLC
Dodge Hill Mining Company, LLC
Dodge Hill of Kentucky, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
EACC Camps, Inc.
Eastern Associated Coal, LLC
Eastern Coal Company, LLC
Eastern Royalty Corp.
El Segundo Coal Company, LLC
El Segundo Coal Resources, LLC
Falcon Coal Company, LLC
Fort Energy, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Grand Eagle Mining, Inc.
Hayden Gulch Terminal, Inc.
Highland Mining Company, LLC
Highwall Mining Services Company
Hillside Mining Company
HMC Mining, LLC
Illinois Basin Oil & Gas, LLC
Independence Material Handling, LLC
Indian Hill Company
Interior Holdings, LLC
James River Coal Terminal, LLC
Jarrell’s Branch Coal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Logan Fork Coal Company
Martinka Coal Company, LLC
Midco Supply and Equipment Corporation
Midwest Coal Acquisition Corp.

Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Midwest Coal Resources, LLC
Midwest Coal Resources II, LLC
Mountain View Coal Company, LLC
Mustang Energy Company, L.L.C.
New Mexico Coal Resources, LLC
North Page Coal Corp.
Ohio County Coal Company, LLC
Patriot Coal Company, L.P.
Patriot Coal Corporation
      f/k/a Eastern Coal Holding Company, Inc.
Patriot Midwest Holdings, LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Cardinal Gasification, LLC
Peabody Coal Company, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Holding Company, LLC
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Southwestern Coal Company
Peabody Terminals, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
PEC Equipment Company, LLC
Pine Ridge Coal Company, LLC
Point Pleasant Dock Company, LLC
Pond Creek Land Resources, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Powder River Coal, LLC
Powder River Resources, LLC
Prairie State Generating Company, LLC
Randolph Land Holding Company, LLC
Rivers Edge Mining, Inc.
Riverview Terminal Company
Rockies Natural Gas, LLC
School Creek Coal Company, LLC
School Creek Coal Resources, LLC
Seneca Coal Company
Sentry Mining, LLC

Shoshone Coal Corporation
Snowberry Land Company
Star Lake Energy Company, L.L.C.
Sterling Smokeless Coal Company, LLC
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Twentymile Coal Company
Union County Coal Company, LLC
West Roundup Resources, Inc.
Williams Fork Coal Company, LLC
Williams Fork Coal Resources, LLC
Wyoming Natural Gas, LLC
Yankeetown Dock, LLC

By:	/s/ Walter L. Hawkins, Jr.

Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer

U.S. Bank National Association as Trustee

By:	/s/ Philip G. Kane, Jr.

Name:	Philip G. Kane, Jr.
Title:	Vice President

SCHEDULE I
NEW GUARANTEEING SUBSIDIARIES
Lively Grove Energy Partners, LLC, a Delaware limited liability company
Marigold Electricity, LLC, a Delaware limited liability company
Marigold Energy, LLC, a Delaware limited liability company
Patriot Coal Sales LLC, a Delaware limited liability company
Patriot Leasing Company LLC, a Delaware limited liability company